REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULES

The Board of Directors and Stockholder

Farm Bureau Life Insurance Company

We have audited the consolidated balance sheets of Farm Bureau Life Insurance Company as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2005, and have issued our report thereon dated February 3, 2006 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 3 of this Registration Statement. These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in 2004 the Company changed its method of accounting for guaranteed minimum death benefits and incremental death benefits on its variable annuities.

/s/ Ernst & Young LLP

Des Moines, Iowa

February 3, 2006

Schedule I - Summary of Investments - Other

Than Investments in Related Parties

FARM BUREAU LIFE INSURANCE COMPANY

December 31, 2005

Column A	Column B	Column C	Column D
Type of Investment	Cost (1)	Value	Amount at which shown in the balance sheet
	(Dollars in thousands)
Fixed maturity securities, available for sale:
Bonds:
Corporate securities	$1,749,075	$1,817,645	$1,817,645
Mortgage and asset-backed securities	1,215,983	1,221,321	1,221,321
United States Government and agencies	365,893	367,275	367,275
State, municipal and other governments	243,436	250,349	250,349
Public utilities	145,307	149,393	149,393
Redeemable preferred stock	71,618	78,168	78,168

Total	3,791,312	$3,884,151	3,884,151

Equity securities, available for sale:
Common stocks:
Banks, trusts, and insurance companies	52,136	$80,063	80,063
Industrial, miscellaneous, and all other	1,207	1,012	1,012

Total	53,343	$81,075	81,075

Mortgage loans on real estate	537,098		537,122
Derivative instruments	77	$5,961	5,961
Investment real estate:
Acquired for debt	1,273		573	(2)
Investment	8,928		8,928
Policy loans	156,037		156,037
Other long-term investments	1,300		1,300
Short-term investments	52,665		52,665

Total investments	$4,602,033		$4,727,812

(1)	On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities and short-term investments; original cost for equity securities, derivative instruments and other long-term investments; unpaid principal balance for mortgage loans on real estate and policy loans, and original cost less accumulated depreciation for investment real estate.

(2)	Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

Schedule III - Supplementary Insurance Information

FARM BUREAU LIFE INSURANCE COMPANY

Column A	Column B	Column C	Column D	Column E
	Deferred policy acquisition costs	Future policy benefits, losses, claims and loss expenses	Unearned revenues	Other policyholder funds
	(Dollars in thousands)
December 31, 2005:
Traditional Annuity-Exclusive Distribution	$72,005	$1,821,410	$—	$391,030
Traditional and Universal Life Insurance	185,164	1,717,875	10,950	149,205
Variable	125,755	202,232	16,918	9,314
Corporate and Other	—	69,365	—	—
Impact of unrealized gains/losses	(10,238)	—	(374)	—

Total	$372,686	$3,810,882	$27,494	$549,549

December 31, 2004:
Traditional Annuity-Exclusive Distribution	$66,638	$1,750,821	$—	$368,817
Traditional and Universal Life Insurance	170,630	1,671,208	10,963	169,180
Variable	117,533	197,194	17,249	—
Corporate and Other	—	66,424	—	—
Impact of unrealized gains/losses	(17,918)	—	(660)	—

Total	$336,883	$3,685,647	$27,552	$537,997

December 31, 2003:
Traditional Annuity-Exclusive Distribution	$54,663	$1,582,979	$—	$351,754
Traditional Annuity-Independent Distribution	—	—	—	—
Traditional and Universal Life Insurance	160,958	1,629,796	11,512	158,203
Variable	114,513	191,177	17,646	—
Corporate and Other	—	65,620	—	—
Impact of unrealized gains/losses	(15,513)	—	(847)	—

Total	$314,621	$3,469,572	$28,311	$509,957

Schedule III - Supplementary Insurance Information (Continued)

FARM BUREAU LIFE INSURANCE COMPANY

Column A	Column F	Column G	Column H	Column I	Column J
	Premium revenue	Net investment income (1)	Benefits, claims, losses and settlement expenses (2)	Amortization of deferred policy acquisition costs (2)	Other operating expenses (3)
	(Dollars in thousands)
December 31, 2005:
Traditional Annuity-Exclusive Distribution	$824	$145,672	$93,428	$9,122	$10,841
Traditional and Universal Life Insurance	164,326	125,699	166,335	10,244	42,947
Variable	37,590	13,896	20,264	4,316	23,130
Corporate and Other	385	7,588	236	—	2,698
Change in net unrealized gains/losses on derivatives	—	—	(12)	—	—
Impact of realized gains/losses	(7)	—	—	214	(6)

Total	$203,118	$292,855	$280,251	$23,896	$79,610

December 31, 2004:
Traditional Annuity-Exclusive Distribution	$754	$134,014	$92,023	$4,998	$11,950
Traditional and Universal Life Insurance	161,039	122,014	158,272	12,925	43,899
Variable	35,325	12,848	17,859	7,116	22,114
Corporate and Other	480	1,324	405	—	5,989
Change in net unrealized gains/losses on derivatives	—	—	—	9	—
Impact of realized gains/losses	(45)	—	—	307	177

Total	$197,553	$270,200	$268,559	$25,355	$84,129

December 31, 2003:	$
Traditional Annuity-Exclusive Distribution	$486	$131,683	$89,304	$5,408	$12,881
Traditional Annuity-Independent Distribution	5,582	103,594	70,892	19,634	2,366
Traditional and Universal Life Insurance	172,075	141,034	175,401	13,455	43,155
Variable	34,986	13,483	18,602	6,115	23,729
Corporate and Other	566	3,454	246	—	6,198
Change in net unrealized gains/losses on derivatives	—	—	14,746	268	—
Impact of realized gains/losses	5	—	(124)	(88)	122

Total	$213,700	$393,248	$369,067	$44,792	$88,451

(1)	Net investment income is allocated to the segments based upon the investments held by the respective segment. Beginning in 2005, we changed the allocation of capital among our segments to be consistent with a change in how we manage capital at the segment level. Accordingly, operating revenues and pre-tax operating income (loss) by segment for 2005 are impacted by the income on the investments transferred. See Note 13 to the consolidated financial statements for more information.

(2)	Beginning in 2005, operating income includes an adjustment to eliminate the impact of changes in net unrealized gains and losses on derivatives. The amounts for 2004 and 2003 have been modified to conform to the 2005 presentation. See Note 13 to the consolidated financial statements for more information.

(3)	Beginning in 2005, we changed the method in which indirect expenses (those expenses for which we do not have a reliable basis such as time studies for allocating the costs) are allocated among the segments from a pro rata method based on allocated capital to a pro rata method based on direct expenses. See Note 13 to the consolidated financial statements for more information.

Schedule IV - Reinsurance

FARM BUREAU LIFE INSURANCE COMPANY

Column A	Column B	Column C	Column D	Column E	Column F
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percent of amount assumed to net
	(Dollars in thousands)
Year ended December 31, 2005:
Life insurance in force, at end of year	$35,350,826	$6,858,604	$129,319	$28,621,541	0.5%

Insurance premiums and other considerations:
Interest sensitive product charges	$73,176	$544	$—	$72,632	—%
Traditional life insurance premiums	145,940	15,964	125	130,101	0.1
Accident and health premiums	13,245	12,860	—	385	—

	$232,361	$29,368	$125	$203,118	0.1%

Year ended December 31, 2004:
Life insurance in force, at end of year	$33,362,694	$6,224,766	$118,978	$27,256,906	0.4%

Insurance premiums and other considerations:
Interest sensitive product charges	$70,437	$488	$—	$69,949	—%
Traditional life insurance premiums	141,586	14,670	208	127,124	0.2
Accident and health premiums	14,078	13,598	—	480	—

	$226,101	$28,756	$208	$197,553	0.1%

Year ended December 31, 2003:
Life insurance in force, at end of year	$31,915,306	$5,809,583	$89,970	$26,195,693	0.3%

Insurance premiums and other considerations:
Interest sensitive and index product charges	$69,558	$1,743	$16,129	$83,944	19.2%
Traditional life insurance premiums	138,678	11,455	1,967	129,190	1.5
Accident and health premiums	15,141	14,575	—	566	—

	$223,377	$27,773	$18,096	$213,700	8.5%